Exhibit 99.1

Universal Biosensors, Inc.

ARBN 121 559 993

1 Corporate Avenue

Rowville Victoria 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

9 September 2019

UBI: Siemens negotiations, business update and on-market buy-back

Universal Biosensors, Inc. (UBI) is pleased to provide an update on its commercial negotiations with Siemens Healthcare Diagnostics Inc. (Siemens), sales activity and cash position, and announce an on-market share buy-back.

1.	Siemens Coagulation Product Negotiations – Agreement Reached

UBI and Siemens (the Parties) have successfully completed six months of good faith negotiations. The Parties today executed binding term sheets modifying their commercial relationship relating to coagulation products (Term Sheet).

The Term Sheet restores the Parties’ commercial relationship and:

•

provides for cooperation between the Parties to retain and grow the incumbent user base on a non-exclusive basis. Siemens will support this with a minimum strip purchase guarantee over 42 months on favourable payment terms, and manufacturing assistance which will enable a reduction in manufacturing costs;

•

enables UBI to pursue partnership and distribution opportunities beyond Siemens, with access to global markets and market segments, including the hospital point-of-care segment which was previously exclusive to Siemens;

•	provides UBI with increased management over the pricing for analyzers and strips;

•	provides UBI with ongoing access to Siemens’ proprietary reagent[1] necessary for strip manufacturing, across certain global markets and market segments and now including patient self-test[2]; and

•

preserves value created from the Parties’ previous development spending for UBI’s benefit whilst ceasing UBI’s development spending obligations, providing UBI with complete control over all development activities.

Under the Term Sheet, the Parties are required to enter into definitive agreements reflecting the Term Sheet by 18 September 2019 and 31 January 20203, subject to a mutually agreed upon extension (the Definitive Agreements).

UBI will pay Siemens US$12.5 million, with US$11 million payable within five days of executing the initial three Definitive Agreements (Payment 1). The balance will be paid by 31 January 20204. In 2026, UBI will pay an additional US$500 thousand if UBI extends the term of the Term Sheet. The consideration provides for the following benefits to UBI:

a)	Waiver and Release of Claims

Upon receipt of Payment 1, Siemens will waive and release UBI from all commitments and claims existing as of the date of Payment 1 in connection with the Parties’ previous agreements, including their Collaboration Agreement. UBI will provide Siemens with a reciprocal waiver and release. The releases do not affect each Party’s indemnification obligations under the Collaboration Agreement with respect to third party claims for the duration of a 42-month period.

[1]	Subject to conditions being fulfilled by Siemens.
[2]

With the exception of any product that comprises lipidated recombinant human tissue factor which is useful for automated prothrombin time based testing and is marketed or sold (i) in multi-test packages, or (ii) single test packages, and which is not a single test PT product.

[3]

Three initial definitive agreements are required to be entered in to by 18 September 2019 and one definitive agreement, subject to conditions being fulfilled by Siemens, is required to be entered in to by 31 January 2020.

[4]	Subject to conditions being fulfilled by Siemens.

b)	Cessation of Development Obligations

UBI will retain all development milestone payments received from Siemens, which include prepayments for milestones not delivered. UBI has no further product development obligations to Siemens.

c)	Global Hospital Marketing Rights

Siemens has relinquished its previously exclusive global hospital marketing rights for all coagulation products to UBI. UBI can now develop relationships with an incumbent user base of over 120 hospitals and distributors, in addition to potential new users. UBI will retain full pricing power over these products (analyzers and strips).

Siemens will provide and release existing marketing materials and clinical data for the incumbent Xprecia StrideTM product for UBI’s use. Siemens will also transfer approximately 2,500 existing StrideTM analyzers to UBI for sales opportunities and provide support for new user distribution and subsequent placement opportunities in the global coagulation market.

d)	Minimum Supply Commitment

Siemens has guaranteed UBI a minimum order of Xprecia StrideTM strips over 42 months. This supply will service the incumbent user base, which has varying contract terms with Siemens of up to 60 months. Siemens will prepay US$4 million of this revenue by 31 October 2019. UBI will provide Siemens with a US$5 million cash backed performance guarantee as a commitment to execute the supply order. The guarantee will amortise over the 42-month period as the supply commitment is extinguished.

e)	Reduced Manufacturing Cost Assistance

Siemens will provide UBI with assistance to reduce UBI’s product manufacturing costs.

f)	Access to Siemens Proprietary Reagent and Future Development

Siemens will provide UBI access to a necessary proprietary reagent for strip manufacturing. The reagent is a key ingredient used to manufacture UBI’s coagulation strips. UBI was previously limited to use of the reagent for Siemens’ supply into hospital markets. UBI can now use the reagent for certain other coagulation markets, including certain point-of-care market segments, such as patient self-test5. UBI retains complete discretion over any potential future coagulation product development activities and spending.

UBI’s Board of Directors (the Board) has enlisted former Chief Executive Officer, Mr. Rick Legleiter as a consultant to assist with implementing the Definitive Agreements upon their execution. Mr Legleiter will be responsible for implementing the sales, marketing and distribution functions, partnership development and other business actions as required.

2.	Sales Activity and Cash Position Update

UBI is upgrading its 2019 guidance for Xprecia StrideTM test strip revenue to be greater than A$4 million (A$1.7 million in 2018 and A$4.1m in 2017).

UBI’s net cash balance6 as of 31 August 2019 was A$51.4 million. UBI forecasts a net cash position7 of A$37.1 million as of 31 December 2019. For clarity, the forecast includes Payment 1 to Siemens (US$11 million) and excludes the US$2 million balance payable in future8.

[5]

With the exception of any product that comprises lipidated recombinant human tissue factor which is useful for automated prothrombin time based testing and is marketed or sold (i) in multi-test packages, or (ii) single test packages, and which is not a single test PT product.

[6]	Including restricted cash.
[7]	Including restricted cash, at prevailing foreign exchange rates.
[8]	$1.5 million to be paid by 31 January 2020 subject to conditions being fulfilled by Siemens. An additional US$500 thousand to be paid in 2026 if UBI extends the term of the Term Sheet.

UBI is exploring opportunities to utilise its strong balance sheet. Discussions with several parties relating to operational and corporate opportunities are continuing. UBI will update shareholders with any material developments.

3.	On-market Buyback

The Board has approved an on-market buyback of up to 10% of UBI’s securities over the next 12 months commencing 14 October 2019 (the Buyback). Further details are provided in the attached Appendix 3C announcement.

The Board has determined that the Buyback is an appropriate capital management initiative with regard to UBI’s strong balance sheet position and Xprecia StrideTM distribution opportunities with no development spending obligations.

Any securities purchased pursuant to the Buyback will be at the Board’s discretion and funded from existing cash reserves. UBI will only buy back securities at such times and in such circumstances as the Board considers beneficial to the efficient capital management of UBI. The Buyback is therefore dependent upon market conditions, volumes and other relevant factors.

UBI’s forecast net cash position as of 31 December 2019 provided above does not account for any Buyback funding requirements.

Ends

Enquiries:

Mr. Craig Coleman	Mr. Salesh Balak
0401 990 472	+61 3 9213 9000

About Universal Biosensors

For additional information regarding Universal Biosensors, refer to: http://www.universalbiosensors.com. Universal Biosensors is a specialist medical diagnostics company, founded in 2001, that is focused on the development, manufacture and commercialisation of a range of in vitro diagnostic tests for point-of-care use. These tests capitalise on a technology platform which uses a novel electrochemical cell that can be adapted for multiple analytes and provide for enhanced measurements in whole blood.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of the US Securities Exchange Act of 1934. Forward-looking statements in this release include statements regarding our expectations, beliefs, hopes, intentions or strategies. All forward-looking statements included in this release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement as a result of new information, future events or otherwise. Our actual results could differ materially from our current expectations. We cannot assure you when, if at all, the proposals outlined in this release will occur, and the terms of any such proposal are subject to change. Factors that could cause or contribute to such differences include, but are not limited to, factors and risks disclosed from time to time in reports filed with the SEC.

Appendix 3C

Announcement of buy-back

Rule 3.8A

Appendix 3C

Announcement of buy-back

(except minimum holding buy-back)

Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/9/99. Origin: Appendix 7B. Amended 13/3/2000, 30/9/2001, 11/01/10

Name of entity	ARBN
Universal Biosensors, Inc.	121 559 993

We (the entity) give ASX the following information.

Information about buy-back

1	Type of buy-back	On-market

2	+Class of shares/units which is the subject of the buy-back (eg, ordinary/preference)	Ordinary/Common stock (CDIs)

3	Voting rights (eg, one for one)	One for one

4	Fully paid/partly paid (and if partly paid, details of how much has been paid and how much is outstanding)	Fully paid

5	Number of shares/units in the +class on issue	177,349,154 (equivalent to 177,349,154 CDIs)

6	Whether shareholder/unitholder approval is required for buy-back	Shareholder approval is not required.

7	Reason for buy-back	Ongoing capital management.

+ See chapter 19 for defined terms.

11/01/2010 Appendix 3C Page 1

Appendix 3C

Announcement of buy-back

8	Any other information material to a shareholder’s/unitholder’s decision whether to accept the offer (eg, details of any proposed takeover bid)	The entity refers to the ASX release issued in conjunction with this announcement.

On-market buy-back

9	Name of broker who will act on the company’s behalf	Bell Potter Securities Ltd

10	Deleted 30/9/2001.

11	If the company/trust intends to buy back a maximum number of shares - that number Note: This requires a figure to be included, not a percentage.	Up to 17,734,915 shares (equivalent to 17,734,915 CDIs) may be bought back.

12	If the company/trust intends to buy back shares/units within a period of time - that period of time; if the company/trust intends that the buy-back be of unlimited duration - that intention	The buy-back will not commence before 13 October 2019 and will end no later than 13 October 2020.

13	If the company/trust intends to buy back shares/units if conditions are met - those conditions	The Company will only buy-back shares (CDIs) at such times as are considered beneficial to the efficient capital management of the Company.

Employee share scheme buy-back

14	Number of shares proposed to be bought back	N/a

15	Price to be offered for shares	N/a

+ See chapter 19 for defined terms.

11/01/2010 Appendix 3C Page 2

Appendix 3C

Announcement of buy-back

Selective buy-back

16	Name of person or description of class of person whose shares are proposed to be bought back	N/a

17	Number of shares proposed to be bought back	N/a

18	Price to be offered for shares	N/a

Equal access scheme

19	Percentage of shares proposed to be bought back	N/a

20	Total number of shares proposed to be bought back if all offers are accepted	N/a

21	Price to be offered for shares	N/a

22	+Record date for participation in offer	N/a

Cross reference: Appendix 7A, clause 9.

Compliance statement

1.	The company is in compliance with all Corporations Act requirements relevant to this buy-back.

or, for trusts only:

1.	The trust is in compliance with all requirements of the Corporations Act as modified by Class Order 07/422, and of the trust’s constitution, relevant to this buy-back.

2.	There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here:		Date: 9 September 2019
(Director/Company secretary)

Print name:	Salesh Balak

+ See chapter 19 for defined terms.

11/01/2010 Appendix 3C Page 3